POWER OF ATTORNEY
     The undersigned officer and/or trustee (the “Principal”) of BlackRock Build America Bond Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), does constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne and Howard Surloff, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interests; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents
     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer

Executed in the State of Delaware

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Richard E. Cavanagh
Name:	Richard E. Cavanagh
Title:	Trustee of the Trust

Executed in the State of Massachusetts

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Richard S. Davis
Name:	Richard S. Davis
Title:	Trustee of the Trust

Executed in the State of Massachusetts

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Frank J. Fabozzi
Name:	Frank J. Fabozzi
Title:	Trustee of the Trust

Executed in the State of Pennsylvania

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Kathleen Feldstein
Name:	Kathleen Feldstein
Title:	Trustee of the Trust

Executed in the State of Massachusetts

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Jerold B. Harris
Name:	Jerold B. Harris
Title:	Trustee of the Trust

Executed in the State of Maryland

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ W. Carl Kester
Name:	W. Carl Kester
Title:	Trustee of the Trust

Executed in Tokyo, Japan

     IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 16th day of July, 2010.

/s/ Karen P. Robards
Name:	Karen P. Robards
Title:	Trustee of the Trust

Executed in the State of Connecticut

POWER OF ATTORNEY
CAUTION TO THE PRINCIPAL:
     Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.
     When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.
     Your agent can act on your behalf only after signing the Power of Attorney before a notary public.
     You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.
     You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.
     Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.
     The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

     The undersigned officer and/or trustee (the “Principal”) of BlackRock Build America Bond Trust, a statutory trust formed under the laws of the State of Delaware (the “Trust”), does constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne and Howard Surloff, and each of them, his or her true and lawful attorneys and agents (the “Agents”), each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the “1933 Act”), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust or the registration or offering of the Trust’s common shares of beneficial interests; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents
     This Power of Attorney does not revoke or terminate any prior Power of Attorney executed by the undersigned Principal.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 16th day of July, 2010.

By: Name:	/s/ Anne Ackerley Anne Ackerleyn
Title:	President and Chief
Executive Officer of the Trust
Subscribed and sworn to before me
On July 16, 2010

/s/Anna M. Gramatyka Notary Public
State of New York
Qualified in New York
County, No. 01GR6220693
My commission expires on April 19, 2014

          IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 16th day of July, 2010.

By: /s/ James T. Flynn

Name: James T. Flynn
Title: Trustee of the Trust
Subscribed and sworn to before me
On July 16, 2010

/s/Anna M. Gramatyka Notary Public
State of New York
Qualified in New York
County, No. 01GR6220693
My commission expires on April 19, 2014

          IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 16th day of July, 2010.

By: Name:	/s/ Henry Gabbay Henry Gabbay
Title:	Trustee of the Trust
Subscribed and sworn to before me
On July 16, 2010

/s/Anna M. Gramatyka Notary Public
State of New York
Qualified in New York
County, No. 01GR6220693
My commission expires on April 19, 2014

          IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 16th day of July, 2010.

By:	/s/ R. Glenn Hubbard
Name:	R. Glenn Hubbard
Title:	Trustee of the Trust
Subscribed and sworn to before me
On July 16, 2010

/s/Anna M. Gramatyka Notary Public
State of New York
Qualified in New York
County, No. 01GR6220693
My commission expires on April 19, 2014.

IMPORTANT INFORMATION FOR THE AGENT:
     When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:
(1) act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;
(2) avoid conflicts that would impair your ability to act in the principal’s best interest;
(3) keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;
(4) keep a record or all receipts, payments, and transactions conducted for the principal; and
(5) disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).
You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.
Liability of agent:
The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

     We, the Agents, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the Principal named therein.

By:	/s/ Anne Ackerley
Name: Anne Ackerley
Title: President and
Chief Executive
Officer of the Trust
     Subscribed and sworn to before me
     On July 20, 2010

/s/ Stephen M. Hart Notary Public
State of New York
Qualified in New York
County, No. 01HA6166170
     My commission expires on May 21, 2011

     We, the Agents, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the Principal named therein.

By:	/s/ Neal Andrews
Name: Neal Andrews
Title: Chief Financial
Officer of the Trust
     Subscribed and sworn to before me
     On July 20, 2010

/s/ Stephen M. Hart Notary Public
State of New York
Qualified in New York
County, No. 01HA6166170
     My commission expires on May 21, 2011

We, the Agents, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the Principal named therein.

By:	/s/ Brendan Kyne
Name: Brendan Kyne
Title: Vice President of the Trust
Subscribed and sworn to before me
On July 20, 2010

/s/ Stephen M. Hart Notary Public
State of New York
Qualified in New York
County, No. 01HA6166170
My commission expires on May 21, 2011

We, the Agents, have read the foregoing Power of Attorney. We are the persons identified therein as agents for the Principal named therein.

By:	/s/ Howard Surloff
Name: Howard Surloff
Title: Secretary of the Trust
Subscribed and sworn to before me
On July 20, 2010

/s/ Stephen M. Hart Notary Public
State of New York
Qualified in New York
County, No. 01HA6166170
My commission expires on May 21, 2011